Exhibit 99.4

Unless permitted under securities legislation, the holder of this security must not trade the security before june 29, 2025.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE company (as defined below) AND ITS SUCCESSORS THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; (D) IN Another TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND, IN THE CASE OF PARAGRAPHS (C)(2) or (D), THE SELLER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT and/or such other certifications, information or documentation as reasonably requested by the companY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT CERTIFICATE MAY NOT BE EXERCISED BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AFTER THE EXPIRY DATE (AS DEFINED BELOW).

TRANSFERABLE WARRANTS

ORLA MINING LTD.

(Incorporated under the federal laws of Canada)

No. 2025-W-[●]	Warrants representing the Right to Purchase [●] Common Shares

WARRANTS FOR PURCHASE OF COMMON SHARES

(referred to as “Warrants”)

THIS IS TO CERTIFY THAT, for value received, [●], [●] (the “holder” or “Warrantholder”) is entitled to subscribe for and purchase [●] fully paid and non-assessable common shares (“Common Shares”) in the capital of ORLA MINING LTD. (the “Company”) at any time prior to 5:00 p.m. (Vancouver Time) (the “Expiry Time”) on February 28, 2030 (the “Expiry Date”) at a price (the “Exercise Price”) of C$11.50 per Common Share subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights to acquire Common Shares of the Company granted by this certificate (the “Warrant Certificate”) may be exercised subject to the terms and conditions hereof, in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate and delivery of the exercise form (the “Exercise Form”) attached hereto as Appendix A to the Company at 1010-1075 W. Georgia St., Vancouver, British Columbia, V6E 3C9, Canada or such other address in Canada as the Company may direct in writing accompanied by a certified cheque or bank draft in lawful money of Canada payable to or to the order of the Company for an amount equal to the Exercise Price multiplied by the number of Common Shares for which Warrants are then exercised, in accordance with the exercise instructions set out in Appendix C.

Surrender of this Warrant Certificate and delivery of the duly completed Exercise Form with payment of the Exercise Price as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission, on actual receipt thereof, by the Company (the “Exercise Date”).

In the event of any exercise of the rights represented by this Warrant Certificate, certificates representing the Common Shares so subscribed for shall be delivered to the holder registered in the name of the holder at the address specified in the Exercise Form, unless otherwise directed by the holder, within a reasonable time, not exceeding five business days after the Exercise Date. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time all rights of the holder with respect to such exercised Warrants shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The holder may acquire any lesser number of Common Shares than the total number of Common Shares which may be acquired upon exercise of the Warrants represented by this Warrant Certificate. In such event, the holder will be entitled to receive a new Warrant Certificate representing Warrants exercisable to acquire up to the balance of the Common Shares which may be acquired, provided that the Warrants have not expired. The Company shall not be required to issue fractional Common Shares upon the exercise of all or any part of the Warrants.

The Company shall deem and treat the holder as the absolute legal and beneficial owner of the Warrants represented by this Warrant Certificate for all purposes, free from all equities or rights of set-off or counterclaim between the Company and any previous holder, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction, and the Company is not affected by any notice to the contrary. Subject to the provisions of this Warrant Certificate and applicable law, the registered holder is entitled to the rights and privileges attaching to the Warrants, and the issue of the Common Shares on exercise of the Warrants by any holder in accordance with the terms and conditions herein contained discharges all responsibilities of the Company with respect to such Warrants and the Company is not bound to inquire into the title of any such registered holder.

1.            Definitions.

In this Warrant Certificate:

(a)	“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average trading price at which the Common Shares have traded on the Toronto Stock Exchange (“TSX”) or, if the Common Shares are not then listed on the TSX, on such other stock exchange as may be selected by the board of directors of the Company (the “Board”) for such purpose or, if the Common Shares are not then listed on any stock exchange, on the over-the-counter market, during the 5 trading days prior to such date; provided that the weighted average trading price shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during such period by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the Board.

(b)	“Dividends Paid in the Ordinary Course” means cash dividends declared payable on the Common Shares in any fiscal year of the Company to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 50% of the retained earnings of the Company at the end of the immediately preceding fiscal year; (ii) 150% of the aggregate amount and/or value of dividends declared payable by the Company on the Common Shares in its immediately preceding fiscal year; and (iii) 100% of the net earnings of the Company, before extraordinary items, for its immediately preceding fiscal year (versus the amount or value of all dividends paid or payable in respect of such fiscal year which credited net earnings) to be as shown in the audited consolidated financial statements of the Company for such preceding fiscal year or, if there are no audited financial statements with respect to such period, computed in accordance with generally accepted accounting principles consistent with the applications made in preparation of the most recent audited consolidated financial statements of the Company, and for such purpose the amounts of any dividend paid in shares shall be the aggregate deemed issue price of such shares and the amount of any dividend paid in a form other than cash or shares shall be the fair market value of such dividend as established by resolution passed by the Board.

(c)	“Participating Share” means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Common Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

(d)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.            Adjustment of Subscription and Purchase Rights. The original Exercise Price in effect and the number and type of securities purchasable under the Warrants shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Expiry Time, the Company shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or other Participating Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the Exercise Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Common Shares or other Participating Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares and other Participating Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares and other Participating Shares outstanding immediately after such event; and the number of Common Shares which the holder is entitled to purchase upon exercise of each Warrant shall be adjusted at the same time by multiplying such number by the inverse of the aforesaid fraction; such adjustments shall be made successively whenever any event referred to in this subsection (a) shall occur; any such issue of Common Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (c) of this Section.

(b)	If and whenever at any time prior to the Expiry Time the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or other Participating Shares (or securities convertible into or exchangeable for Common Shares or other Participating Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Common Shares or other Participating Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares or other Participating Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be re-adjusted to the Exercise Price which would then be in effect based upon the number and aggregate price of Common Shares or other Participating Shares (or securities convertible into or exchangeable for Common Shares or other Participating Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)	If and whenever at any time prior to the Expiry Time the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class, other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares and other than the issue of Common Shares or other Participating Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, or (ii) subject to paragraph 2(b), rights, options or warrants (excluding rights exercisable for 45 days or less) or (iii) evidence of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the greater of: (i) one; and (ii) the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Board, which determination, absent manifest error, shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be re-adjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and in clause (iv) the term “Dividends Paid in the Ordinary Course” shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course.

(d)	If and whenever at any time prior to the Expiry Time there is a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or a capital reorganization of the Company not covered in subsection (a) of this section or a consolidation, arrangement, amalgamation or merger of the Company with or into any other corporation or a sale of the property and assets of the Company as or substantially as an entirety to any other person, a holder holding Warrants represented by this Warrant Certificate which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, arrangement, amalgamation, merger or sale shall thereafter, upon the exercise of such Warrants, be entitled to receive and shall accept in lieu of the number of Common Shares, as then constituted, to which the holder was previously entitled upon exercise of the Warrants, but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Company or of the corporation resulting from such reclassification, consolidation, arrangement, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, arrangement, amalgamation, merger or sale, on the effective date thereof, if the holder had been the registered holder of the number of Common Shares to which the holder was previously entitled upon due exercise of the Warrants; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the holders of the Warrants to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the holder may be entitled upon the exercise of such Warrants thereafter.

(e)	The adjustments required under the terms of this Warrant Certificate upon the occurrence of any of the events referred to herein shall become effective immediately after a record date for such event, and the Company may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Common Shares as constituted from time to time on and after such date as the holder would, but for the provisions of this subsection (e), have received, or become entitled to receive, on such exercise.

(f)	The adjustments provided for in this Warrant Certificate are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Warrant Certificate provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price or number of Common Shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the Exercise Price or the number of Common Shares, as then constituted, purchasable then in effect; provided however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)	In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the holder, acting reasonably, (who may be the auditors of the Company) with the assistance of legal counsel, acceptable to the holder, acting reasonably, who may be legal counsel to the Company; such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the holder.

(h)	At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and class of Common Shares or other securities which are to be received upon the exercise hereof, the Company shall give notice to the holder of the particulars of such event and the required adjustment.

(i)	As a condition precedent to the taking of any action which would result in an adjustment to the Exercise Price, the Company shall take any corporate action which may be necessary in order that the securities to which the Warrantholder is entitled on the full exercise of its exercise right in accordance with the provisions hereof shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.

(j)	If the issuance of any Common Shares of the Company upon the exercise of any Warrants requires compliance with any requirement under any law before such shares may be validly issued upon such exercise, the Company agrees to take such actions as may be necessary to secure such compliance, provided that, in the event that such compliance is required only by reason of the particular circumstances of or actions taken by the holder of this Warrant Certificate, the Company will not be required to take action.

(k)	Notwithstanding anything to the contrary contained in this Section 2, any adjustments required under this Section 2 shall be subject to the Company obtaining the prior approval of the TSX, or other appropriate regulatory authority.

3.            No Rights of Shareholders. The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including, without limitation, voting rights.

4.            Transferability. Subject to any restriction under applicable law or rules of any applicable regulatory body or stock exchange, the Warrants represented by this Warrant Certificate and the rights thereunder are transferable by the registered holder hereof, upon completion and execution of the Form of Transfer attached hereto as Appendix B and in accordance with instructions as set out in the attached Appendix C. If fewer than all Warrants represented by the Warrant Certificate surrendered are transferred, the Company shall provide the holder with a Warrant Certificate on identical terms as this Warrant Certificate in respect of that number of Warrants which the holder has not transferred. The Company shall, on the date it receives a duly executed Form of Transfer, or as promptly as practicable thereafter, in any event, within three business days, take all necessary actions to effect the transfer as directed in the Form of Transfer, and shall issue and deliver to the transferee a certificate or certificates for that number of Warrants specified in the Form of Transfer.

5.            New Certificate. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder to the Company, for a new Warrant Certificate or Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrant Certificates to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the holder at the time of such surrender.

6.            Loss, Mutilation, Destruction or Theft of Warrants. In case this Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, shall issue and deliver a new Warrant Certificate representing the Warrants of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate. The applicant for the issue of a new Warrant Certificate representing the Warrants pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company in its reasonable discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to the Company in its reasonable discretion, and shall pay the reasonable charges of the Company in connection therewith.

7.            Expiry Date. The Warrants shall expire and cease to be outstanding, and all rights to purchase Common Shares hereunder shall cease and become null and void at the Expiry Time.

8.            Covenants of the Company. The Company hereby covenants with the Warrantholder that so long as any Warrants remain outstanding:

(a)	it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)	it will cause the Common Shares and the certificates representing the Common Shares subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the terms hereof;

(c)	all Common Shares which are issued upon exercise of the right to purchase provided for herein in accordance with the terms hereof shall, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances;

(d)	it will use commercially reasonable efforts to maintain its status as a reporting issuer not in default in all of the provinces and territories of Canada, provided that this clause shall not be construed as limiting, or restricting the Company from completing an amalgamation, arrangement, merger, takeover bid, or similar transaction that would result in the Company ceasing to be a reporting issuer;

(e)	it will carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice;

(f)	it will use commercially reasonable efforts to maintain the listing of the Common Shares on the TSX and to have the Common Shares issued pursuant to the exercise of the Warrants listed and posted for trading on the TSX as expeditiously as possible, provided that this clause shall not be construed as limiting the Company from completing an amalgamation, arrangement, merger, takeover bid or similar transaction that would result in the Common Shares ceasing to be listed or posted for trading;

(g)	it will promptly advise the holder in writing of any default under the terms of this Warrant Certificate;

(h)	if the Company is a party to any transaction in which the Company is not the continuing corporation, the Company shall obtain all consents which may be necessary or appropriate under Canadian law to enable the continuing corporation to give effect to the Warrants;

(i)	it will not take any other action which might deprive the Warrantholder of the opportunity of exercising its right of purchase pursuant to the Warrants held by such person during the period 21 days after the giving of the notice required by subsection 2(h); and

(j)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided under these terms and conditions.

9.            Representations of the Company. The Company hereby represents and warrants to the Warrantholder that:

(a)	(i) it is duly authorized, and has the corporate and lawful power, to create, enter into and perform its obligations under this Warrant Certificate; (ii) this Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms; and (iii) all things necessary have been done and performed to create the Warrants and to make the Warrants and this Warrant Certificate legal, valid and binding upon the Company with the benefits and subject to the terms of this Warrant Certificate; and

(b)	any Common Shares issued upon the exercise of Warrants evidenced by this Warrant Certificate in accordance with the terms and conditions hereof will be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).

10.          Legend. Any Common Shares issued pursuant to the exercise of the Warrants on or before June 29, 2025 shall have imprinted on the certificates representing such Common Shares the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 29, 2025.”

11.          Issuance Without Charge to Warrantholder. The issuance of Common Shares in certificated or book-entry form to the Warrantholder upon the exercise of Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Common Shares (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith), all of which taxes and expenses shall be paid by the Company.

12.            U.S. Matters. The holder, by acceptance hereof, hereby acknowledges that this Warrant Certificate, and the Common Shares issuable upon the exercise of the Warrants, have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and that this Warrant Certificate may not be transferred or exercised in the “United States” (as defined in Regulation S under the U.S. Securities Act (“Regulation S”)) or by or on behalf of a “U.S. person” (as defined in Regulation S), nor may the Common Shares issuable upon the exercise of the Warrants be offered or sold in the United States or to U.S. persons, unless an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available and the Company, in its sole discretion, acting reasonably, is satisfied with the evidence of such exemption. A U.S. Securities Act legend in a form determined by the Company restricting transfer without registration under the U.S. Securities Act shall be placed on any Warrant Certificate and any Common Shares issuable (or re-issued) upon the exercise of any Warrants.

13.          Enforcement. All or any of the rights conferred upon any Warrantholder by any of the terms or conditions of the Warrant Certificates may be enforced by the Warrantholder by appropriate proceedings.

14.          Notice. Any notice or communication to be given hereunder may be effectively given by delivering the same at the address hereinafter set forth or by sending the same by facsimile or prepaid registered mail to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the third business day next following the mailing thereof provided the postal service is in operation during such time. Any facsimile notice shall be deemed to have been received on the business day following the date of transmission. The mailing and facsimile addresses of the parties for the purposes hereof shall respectively be:

(a)	if to the Warrantholder, at the address listed on the first page of this Warrant Certificate, and

(b)	if to the Company at 1010-1075 W. Georgia St., Vancouver, British Columbia, V6E 3C9, Canada, Attention: Chief Financial Officer.

The Company or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

15.          Governing Law. This Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

16.          Successors. This Warrant Certificate shall enure to the benefit of and shall be binding upon the holder and the Company and their respective successors. In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation (“Successor Corporation”), the Successor Corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Company and forthwith following the occurrence of such event, the Successor Corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Company) shall expressly assume, by supplemental certificate satisfactory in form to the holder and executed and delivered to the holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

17.          Warrants to Rank Pari Passu. All Warrants shall rank pari passu, whatever may be the actual date of issue of same.

18.          Time. Time shall be of the essence hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed and dated on the___ day of ____________, __________.

ORLA MINING LTD.

Per:
Authorized Signatory

APPENDIX A
EXERCISE FORM

TO:        ORLA MINING LTD.

The undersigned hereby exercises the right to acquire _______________Common Shares of Orla Mining Ltd. (the “Company”) (or such number of other securities or property to which this Warrant Certificate entitles the undersigned in lieu thereof or in addition thereto under the provisions of this Warrant Certificate). The undersigned hereby represents, warrants and certifies that the exercise is in compliance with the terms of this Warrant Certificate and as follows (one (only) of the following must be checked):

☐       A.       (i) at the time the undersigned holder acquired this Warrant Certificate the undersigned holder was not, and at the time of exercise of the Warrants, is not in the United States; (ii) at the time the undersigned holder acquired this Warrant Certificate, the undersigned holder was not, and at the time of exercise of the Warrants, is not a “U.S. person” as defined in Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrants on behalf of a “U.S. person”; (iii) the undersigned holder did not receive an offer to exercise the Warrants in the United States; (iv) the undersigned holder is not requesting delivery in the United States of the Common Shares issuable upon such exercise; and (v) the undersigned holder did not execute or deliver this exercise form in the United States (other than by a person whose execution or delivery of the exercise form in the United States is deemed to be in an “offshore transaction” under Regulation S by virtue of the applicability of section 902(h)(3) and such other provisions of Regulation S);

☐       B.       the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, an “accredited investor” as defined in Rule 501 of Regulation D under the U.S. Securities Act; (d) all the representations, warranties and covenants made by the Warrantholder in its executed U.S. Accredited Investor Certification Letter (and any exhibits or Forms thereto) during the initial purchase of Warrants from the Company continue to be true and correct as if duly executed as of the date hereof; and (e) will, if requested, provide such additional documentation, opinion of counsel or certifications to that effect as shall be required by and satisfactory to the Company, acting reasonably, or its advisors; or

☐     C.       The undersigned holder has delivered to the Company an opinion of counsel to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the exercise of the Warrants and issuance of the underlying securities and/or or such other evidence reasonably satisfactory to the Company, in its sole discretion, to that effect.

“United States” and “U.S. person” are as defined by Regulation S under the U.S. Securities Act.

Please issue a certificate for the Common Shares being purchased as directed below and subject to the terms, conditions and legends, as applicable, set forth in this Warrant Certificate.

Notes:     (1)           Certificates will not be registered or delivered to an address in the United States unless Box B or Box C above is checked.

(2)            If Box C above is checked, holders are encouraged to consult with the Company sufficiently in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company.

(3)            The undersigned holder understands that the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

(4)            Any “opinion of counsel” referenced herein will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Company, in its sole discretion, acting reasonably.

DATED at _____________________________, _________________________, this ______ day of _________________, _______.

Signature Witnessed	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)

Name of Warrantholder

(See Instructions to Warrantholders attached as Appendix C)

Directions as to Registration:

Name of Registered Holder:

Address of Registered Holder:

Number of Common Shares:

APPENDIX B
FORM OF TRANSFER

TO:        ORLA MINING LTD.

For value received, the undersigned hereby sells, assigns and transfers ____________ Warrants of Orla Mining Ltd. (the “Company”) (or such other number of other securities or property to which this Warrant Certificate entitles the undersigned in lieu thereof or in addition thereto) to the Transferee set out on the signature page, as directed. The undersigned hereby represents, warrants and certifies that the transfer is in compliance with the terms of this Warrant Certificate and as follows (one (only) of the following must be checked):

☐            the holder and the Transferee have in all respects complied with Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect pursuant to the U.S. Securities Act;

☐            the Warrants are being offered, sold or transferred to, or for the account or benefit of, a U.S. person or a person within the United States and the undersigned holder of this Warrant Certificate has delivered to the Company an opinion of counsel to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

“United States” and “U.S. person” are as defined by Regulation S under the U.S. Securities Act.

Any “opinion of counsel” referenced herein will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Company, in its sole discretion, acting reasonably.

Please issue a certificate for the Warrants being transferred as directed below and subject to the terms, conditions and legends, as applicable, set forth in this Warrant Certificate.

[THIS SPACE INTENTIONALLY LEFT BLANK]

The undersigned hereby irrevocably appoints _________________________________, Attorney to transfer such Warrants on the register of Warrants, with full power and substitution in the premises.

DATED at _____________, _____________, this _____ day of_________________, 20__.

Signature of Warrantholder

Name of Warrantholder

(See Instructions to Warrantholders attached as Appendix C, including requirements for signature guarantees)

Directions as to Transfer:

Name of Transferee:

Address of Transferee:

Number of Warrants:

APPENDIX C
INSTRUCTIONS TO WARRANTHOLDERS

TO EXERCISE:

1.            To exercise Warrants, the Warrantholder must complete, sign and deliver the Exercise Form, attached as Appendix A and deliver the Warrant Certificate(s) to ORLA MINING LTD. (the “Company”) indicating the number of Common Shares to be acquired together with a certified cheque or bank draft in lawful money of Canada payable to “ORLA MINING LTD.” in the amount that is equal to the Exercise Price multiplied by the number of Common Shares being acquired upon the exercise of the Warrants. The signature of such registered holder on the Exercise Form must be witnessed.

2.            If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the holder of the Warrant Certificate, the signature of such holder on the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.            If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, it must be accompanied by evidence of authority to sign satisfactory to the Company, acting reasonably.

TO TRANSFER:

1.            To transfer Warrants, the registered holder of the Warrants must complete, sign and deliver the Transfer Form, attached as Appendix B and deliver the Warrant Certificate(s), together with any certificates of the Transferor or Transferee as the Company may require to evidence compliance with applicable securities legislation in Canada and the United States.

2.            The signature of the holder must be the signature of the person whose name appears on the front of the Warrant Certificate or a duly authorized trustee, executor, administrator, curator, guardian, attorney of the holder, or a duly authorized signing officer in the case of a corporation.

3.            If the Form of Transfer is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, it must be accompanied by evidence of authority to sign satisfactory to the Company, acting reasonably.

4.            The signature on the Form of Transfer must be guaranteed by an authorized officer of a bank, trust company or a member of a recognized stock exchange in Canada.

5.            The transfer of Warrants shall be subject to applicable laws and the resale of the Warrants, and the Common Shares issuable upon the exercise of Warrants, if applicable, may be subject to restriction under such laws.

GENERAL:

For the protection of the holder, it would be prudent to use registered mail if forwarding documents by mail.

The address of the Company is 1010-1075 W. Georgia St., Vancouver, British Columbia, V6E 3C9.